UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(Address of principal executive offices) (Zip code)

(970) 493-7272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 1, 2015, Mr. Jason Napolitano was named to the position of Chief Operating Officer of Heska Corporation (the “Company”). Mr. Napolitano will continue to serve in his existing capacities as Executive Vice President, Chief Financial Officer and Secretary of the Company. In connection with his new position, Mr. Napolitano’s annual base salary was increased to $350,000, and he received a grant of an incentive stock option to purchase up to 2,099 shares of the Company’s public common stock under the Company’s 1997 Stock Incentive Plan of Registrant, as amended and restated, and a grant of a nonqualified stock option to purchase up to 2,901 shares of the of the Company’s public common stock under the Company’s 2003 Equity Incentive Plan, as amended and restated. Mr. Napolitano’s employment remains subject to the terms of his amended Employment Agreement dated effective as of January 1, 2008, which has been previously filed by the Company with the Securities and Exchange Commission (the “SEC”) as exhibits to the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2002 and 2007 and is incorporated herein by reference. Additional biographical and other information about Mr. Napolitano is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”), filed with the SEC on March 25, 2015, under the caption “Executive Officers of the Registrant” in Part I, Item 1 of the Form 10-K, which information is incorporated herein by reference.

Effective on October 1, 2015, the Employment Agreement (Executive Chair) between the Company and Robert B. Grieve, Ph.D. dated effective as of March 26, 2014 (the “Employment Agreement”) was terminated and, in connection therewith, the Company entered into a Separation and Release Agreement dated as of October 1, 2015 (the “Release Agreement”). Pursuant to the Release Agreement, Dr. Grieve provided to the Company a full and unconditional general release of any and all claims or causes of action, known or unknown, that Dr. Grieve may have against the Company and resigned from the Company’s Board of Directors (the “Board”), and the Company agreed to treat the termination of Dr. Grieve’s Employment Agreement as a termination without cause entitling Dr. Grieve to the accelerated payments and other benefits associated therewith. The description of the material payments and other benefits afforded to Dr. Grieve in the event of a termination of the Employment Agreement without cause is included in the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2014 (the “Form 8-K”) and incorporated herein by reference. As a result of the termination of the Employment Agreement, and as acknowledged in the Release Agreement, effective October 1, 2015, Dr. Grieve began serving as a consultant to the Company pursuant to the Consulting Agreement (Founder Emeritus) dated as of March 26, 2014, a summary of which was included in the Form 8-K and incorporated herein by reference and a copy of which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Effective October 1, 2015, immediately following Dr. Grieve’s resignation, the Board appointed the then current Lead Director Sharon L. Riley as Chair of the Board, eliminated the Lead Director position as the Company now has an independent Chair who is neither an officer nor an employee of the Company, and reduced the number of directors comprising the Board to six (6) directors from the previous level of seven (7) directors.

The summaries included above of the material terms of each of the foregoing agreements that are currently in effect are qualified in their entirety by reference to the full text of each of the agreements, each of which have been or will be filed with the SEC. Investors and other interested parties are urged to read each of these agreements in their entirety when they become available, if they have not already been made available, because they contain important information.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to executive compensation and consulting arrangements and fees. These statements are based on current expectations and are subject to a number of risks and uncertainties, including whether Dr. Grieve will continue to provide consulting services to the Company. Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of a number of factors, including those set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in the Company’s Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: October 1, 2015	By:	/s/ Jason A. Napolitano
Jason A. Napolitano Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary